Exhibit (g)(viii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg SK

                                  APPENDIX C


      I, Richard A. Schearer, a Senior Vice President with THE BANK OF NEW YORK do hereby designate the following publications:

The Bond Buyer
Depository Trust Company Notices
Financial Daily Card Service
JJ Kenney Municipal Bond Service
London Financial Times
New York Times
Standard & Poor's Called Bond Record
Wall Street Journal